UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12.

ENERJEX RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENERJEX RESOURCES, INC.

7300 W. 110th, 7th Floor

Overland Park, KS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 4, 2007

Dear EnerJex Resources, Inc. Stockholders:

You are cordially invited to attend the Annual Meeting of stockholders of EnerJex Resources, Inc., a Nevada corporation, (“EnerJex”) to be held on September 4, 2007, at 2:00 p.m., local time, at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210. At the Annual Meeting, you will be asked to consider and vote on the following proposals;

1.

To elect a new Board of Directors for EnerJex to hold office until the next annual stockholder’s meeting, (the current nominations are for Steve Cochennet, Robert (Bob) G. Wonish, Daran G. Dammeyer and Darrel G. Palmer);

2.	To ratify EnerJex Resources, Inc.’s Amended and Restated 2002-2003 Stock Option Plan;
3.	To reaffirm the appointment of Weaver & Martin, LLC as EnerJex’s independent auditors for the next year; and
4.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 20, 2007 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at EnerJex’s Executive offices at 7300 W. 110th, 7th Floor, Overland Park, KS 66210 for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

Steve Cochennet

Secretary

Overland Park, Kansas

August ___, 2007

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save EnerJex the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

ENERJEX RESOURCES, INC.

7300 W. 110th, 7th Floor

Overland Park, KS 66210

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

September 4, 2007

This statement is furnished in connection with the solicitation by the Board of Directors of EnerJex Resources, Inc. (hereinafter “EnerJex” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders to be held on September 4, 2007 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about August ___, 2007.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by EnerJex’s Chairman, Steve Cochennet. EnerJex will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on July 20, 2007, the record date for the Annual Meeting, EnerJex had outstanding and entitled to vote 22,203,256 shares of Common Stock. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of EnerJex’s stockholders. Only stockholders of record at the close of business on July 20, 2007 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of EnerJex’s stock entitled to vote shall constitute a quorum for the transaction of business. A majority of the votes properly cast upon any question by the stockholders attending the meeting, in person or by proxy, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other question and accordingly will have no effect.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

PROPOSAL 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2007 Annual Meeting of Stockholders, a Board of Directors consisting of four members will be elected, each director to hold office until the next Annual Meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

EnerJex’s Governance, Compensation and Nominating Committee has nominated for election all four of the current members of the Board of Directors: Steve Cochennet, Robert (Bob) G. Wonish, Daran G. Dammeyer and Darrel G. Palmer. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by our current Directors. EnerJex has no reason to believe that Messrs. Cochennet, Wonish, Dammeyer or Palmer will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the Board of Directors.

Name	Age	Title	Term
Steve Cochennet	50	President, CEO, Chairman, Secretary & Treasurer	Since 8/15/06
Robert G. (Bob) Wonish	53	Director	Since 5/4/07
Daran G. Dammeyer	46	Director	Since 5/4/07
Darrel G. Palmer	49	Director	Since 5/4/07

Steve Cochennet, is the President, CEO, Chairman, Secretary and Treasurer of EnerJex. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics. From July 2002 to present, Mr. Cochennet has been President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supports a number of clients that include Fortune 500 corporations, international companies, gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided include strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, gas/energy marketing, and managing several new start up operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System.

Robert G. (Bob) Wonish. Since May of 2006 to present, Mr. Wonish has served on the board of directors of Stratum Holdings, Inc., (STTH.OB) a staffing holding company, specializing in energy services and commercial construction, which also has petroleum exploration and production operations. Since December of 2004 to June 30, 2007, Mr. Wonish was Vice President of Petroleum Engineers Inc., a subsidiary of The CYMRI Corporation, now CYMRI, L.L.C., which is a wholly owned subsidiary of Stratum Holdings, Inc. On July 1, 2007, Mr. Wonish was appointed President and Chief Operating Officer of Petroleum Engineers Inc. Mr. Wonish is also President of CYMRI, L.L.C. He previously achieved positions of increasing responsibility with PANACO, Inc., a public oil and gas company, ultimately serving as that company’s President and Chief Operating Officer. He began his engineering career at Amoco in 1975 and joined Panaco’s engineering staff in 1992. Mr. Wonish is the Chairman of the Registrant’s Governance, Compensation and Nominating Committee.

Daran G. Dammeyer. Since July of 1999 to present, Mr. Dammeyer has served as President of D-Two Solutions through which he supports clients by primarily providing merger and acquisition support, strategic planning, budgeting and forecasting process development and implementation. From March 1999 through July 1999, Mr. Dammeyer was a Director of International Financial Management for UtiliCorp United Inc. (Aquila), a multinational energy solutions provider in Kansas City, Missouri. From November 1995 through March 1999, Mr. Dammeyer served as the Chief Financial Controller of United Energy Limited in Melbourne, Australia. Mr. Dammeyer also served in numerous management positions at Michigan Energy Resources Company, including Director of Internal Audit. Mr. Dammeyer earned his Bachelor of Business Administration degree, with dual majors in Accounting and Corporate Financial Management from the University of Toledo, Ohio. Mr. Dammeyer is the Chairman of the Registrant’s Audit Committee and a member of the Registrant’s Governance, Compensation and Nominating Committee.

Darrel G. Palmer. Since January 1997 to present, Mr. Palmer has been President of Energy Management Resources, an energy process management firm serving industrial and large commercial companies throughout the U. S. and Canada. Mr. Palmer has 25 years of expertise in the natural gas arena. His experiences encompass a wide area of the natural gas industry and include working for natural gas marketing companies, local distribution companies, and FERC regulated pipelines. Prior to becoming an independent energy consultant in 1997, Mr. Palmer’s last position was Vice President/National Account Sales at UtiliCorp United Inc. (Aquila) of Kansas City, Missouri.  Over the years Mr. Palmer has worked in many civic organizations including United Way and has been a President of the local Kiwanis Club. Junior Achievement of Minnesota awarded him the Bronze Leadership Award for his accomplishments which included being an advisor, program manager, holding various Board positions, and ultimately being Board President. Mr. Palmer is a member of the Registration’s Governance, Compensation and Nominating Committee and Audit Committee.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the four nominees identified above. EnerJex expects each nominee to be able to serve if elected, but if any nominee notifies EnerJex before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

The Board of Directors has analyzed the independence of each director and has concluded that Robert (Bob) Wonish, Darrel Palmer and Daran Dammeyer are considered independent Directors in accordance with the director independence standards of the American Stock Exchange, and has determined that none of them have a material relationship with EnerJex which would impair his independence from management or otherwise compromise his ability to act as an independent director.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

Board of Directors’ actions were taken in 2007 upon 8 occasions by Directors’ unanimous written consent. The Board of Directors did not have an Annual Meeting of Directors in the fiscal year ended March 31, 2007 but held a special meeting of the Board of Directors on May 4, 2007. Directors are encouraged but not required to attend the Annual Meetings of EnerJex’s stockholders.

Audit Committee and Financial Expert

As of March 31, 2007, EnerJex did not have an Audit Committee. EnerJex’s board of directors performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, recommend that the audited financial statements be included in EnerJex’s annual report of Form 10-KSB, reviewing the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

On May 4, 2007, EnerJex established and appointed members of the Board to the Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is comprised of two directors; Mr. Dammeyer (Chairman) and Mr. Palmer. Currently, none of the members of the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Section 121B(2)(c) of the American Stock Exchange Company and Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder. The Audit Committee held one meeting since being established.

Name	Term

Daran G. Dammeyer	Since May 4th, 2007
Darrel G. Palmer	Since May 4th, 2007

The Audit Committee has the sole authority to appoint (subject to ratification by our stockholders) and, when deemed appropriate replace our independent auditors, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors. The Audit Committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent auditors; to review and approve the scope and results of the annual audit; to evaluate with the independent auditors our financial staff and the adequacy and effectiveness of our systems and internal financial controls; to review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting polices; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

A copy of the Audit Committee Charter was attached as Exhibit 99.2 to our Form 8-K filed on May 11, 2007 and is also available on our website www.enerjexresources.com.

Governance, Compensation and Nominating Committee

As of March 31, 2007, EnerJex did not have a nominating committee or nominating committee charter and EnerJex’s board of directors performed some of the functions associated with a nominating committee. On May 4, 2007, the board of directors elected to establish a Governance, Compensation and Nominating Committee and approved the Committee’s Charter.

Name	Term
Robert (Bob) G. Wonish	Since May 4th, 2007
Daran G. Dammeyer	Since May 4th, 2007
Darrel G. Palmer	Since May 4th, 2007

The Governance, Compensation and Nominating Committee is responsible for, among other things:

•	Recommending to the Board corporate governance guidelines applicable to EnerJex;

•	Identifying, reviewing, and evaluating individuals qualified to become members of the Board;

•	Setting the compensation of the Chief Executive Officer and performing other compensation oversight;

•	Reviewing and recommending the nomination of Board members; and

•	Assisting the Board with other related tasks, as assigned from time to time.

On June 6, 2007, we adopted Corporate Governance Guidelines which was attached as Exhibit 99.5 to our Form 10-KSB filed on June 13, 2007.

Director Nomination Procedures

At present, the Governance, Compensation and Nominating Committee determine nominees for Directors. Our Directors approved the selection of the nominees for Directors named in this proxy statement.

Generally, nominees for Directors are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Governance, Compensation and Nominating Committee considers the following criteria:

1.

whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of EnerJex;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to EnerJex’s current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Governance, Compensation and Nominating Committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Governance, Compensation and Nominating Committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. For the year ended March 31, 2007, EnerJex did not receive any recommendations for Directors from its stockholders.

EnerJex will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of EnerJex for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for EnerJex’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to EnerJex’s Secretary at the following address: 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210.

A copy of the Governance, Compensation and Nominating Committee Charter was attached as Exhibit 99.1 to our Form 8-K filed on May 11, 2007 and is also available on our website www.enerjexresources.com.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Business Conduct and Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

As of March 31, 2007, we had not adopted a corporate code of ethics that applied to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

On June 6, 2007, we adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, as well as to directors, officers and employees of each subsidiary of the Company. A copy of the Code of Business Conduct and Ethics was attached as Exhibit 99.6 to our Form 10-KSB filed on June 13, 2007.

Executive Compensation

The following table sets forth the cash compensation of the Company’s executive officers during the last fiscal year of the Company. The remuneration described in the table does not include the cost of the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individuals that are extended in connection with the conduct of the Company’s business.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Fiscal Year Ended March 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Steve Cochennet,
President/CEO	2007	$110,500 (1)	-0-	-0-	-0-	-0-	-0-	$9,500 (2)	$120,000

Todd Bart,
CFO (7)	2007	$106,875 (3)	$8,306 (4)	-0-	$37,813 (5)	-0-	-0-	$8,775 (6)	$161,769

(1)

Mr. Cochennet began receiving compensation as of August 1, 2006. The Company agreed to compensate him $13,000 per month. Mr. Cochennet received $26,000 as compensation for August 1, 2006 through October 1, 2006. As of October 15, 2006, Mr. Cochennet agreed to defer his salary until financing was secured. As of March 31, 2007, the Company has accrued $84,500 of Mr. Cochennet’s salary. Subsequent to March 31, 2007, Mr. Cochennet’s accrued salary was paid and Mr. Cochennet is no longer accruing salary.

(2)	For the fiscal year ended March 31, 2007, the Company paid for Mr. Cochennet’s car maintenance and all associated costs with his car.
(3)	Mr. Bart began receiving compensation as of June 15, 2006. The Company agreed to compensate Mr. Bart $11,250 per month.
(4)	Mr. Bart received a moving bonus of $8,306.
(5)

On August 16, 2006, the Company granted 300,000 stock options to Mr. Bart in consideration of his services as Chief Financial Officer of the Company. Originally, 100,000 options were to vest each year on the date of the anniversary of August 16, 2006 and the 300,000 options were exercisable at $1.00 per share for a period of five (5) years expiring on August 15, 2011. Pursuant to the Separation Agreement with Mr. Bart dated June 14, 2007, all 300,000 options vested and were made available for exercise for 90 days.

(6)	Midwest paid $8,755 for Mr. Bart’s moving expenses.
(7)	Effective June 25, 2007, Mr. Bart is no longer employed by the Company.

Director Compensation

All directors will be reimbursed for expenses incurred in attending Board or committee meetings. Each non-employee director will be paid a cash fee of $750 for each in-person board meeting, plus reimbursed for reasonable expenses associated with attending the meeting and each non-employee director will be paid a cash fee of $375 for each telephonic board meeting, plus reimbursed for reasonable expenses associated with the telephonic board meeting. Each non-employee director will be paid an annual cash retainer of $10,000 for their services as a director of EnerJex, which will be paid to each director in equal quarterly payments.

Certain Relationships and Related Transactions

EnerJex acquired a vehicle from Steve Cochennet, President and CEO of the Company for $35,500 that approximated the fair market value at the time of purchase.

On August 1, 2006, Midwest entered an agreement wherein EnerJex advanced funds to Todd Bart, our former Chief Financial Officer. The note was unsecured and totaled $22,000. Interest is at 7.5% and we recorded interest of $1,100 for the year ended March 31, 2007. The note was repaid upon Mr. Bart’s termination in June 2007.

On October 30, 2006, EnerJex entered into an agreement with a stockholder to sell the patent EnerJex received in the reverse merger. In exchange for the patent, EnerJex received a note for $10,000 payable on December 31, 2006. The note was in default as of March 31, 2007, but has since been paid in full.

On September 26, 2006, EnerJex entered into a letter agreement with MorMeg, LLC, a stockholder, and secured an option to participate in a joint exploration agreement. The cost of the property was $500,000. On December 15, 2006, pursuant to amendment No. 1 to the Letter Agreement EnerJex issued 320,000 shares of our common stock (valued at $200,000) to extend our option to enter into the joint exploration agreement for an additional 120 days.

On March 14, 2006 and July 21, 2006, Midwest paid consulting fees totaling $121,000 in connection with financing activities to a stockholder.

Accrued Salary

As of March 31, 2007, Steve Cochennet, President and CEO of EnerJex had accrued salary of $84,500. Subsequent to March 31, 2007, Mr. Cochennet’s accrued salary was paid and he is now receiving salary on a semi-monthly basis.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our common stock on August 3, 2007 relating to those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following table is based on 22,203,256 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after August 3, 2007 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Steve Cochennet, President & Director	3,000,000(3)	13.5%
Robert (Bob) Wonish, Director	200,000 (4)	0.9%
Darrel Palmer, Director	200,000 (5)	0.9%
Daran Dammeyer, Director	209,600 (6)	0.9%
Directors and Officers as a Group	3,609,600	16.2%
(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Company.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	Includes 1,000,000 options, exercisable at $1.25 per share for a period of 4 years.
(4)

Mr. Wonish received 200,000 options on May 4, 2007 in consideration of his services as a Director of the Company. The 200,000 options are exercisable at $1.25 per share for a period of four (4) years expiring on May 3, 2011.

(5)

Mr. Palmer received 200,000 options on May 4, 2007 in consideration of his services as a Director of the Company. The 200,000 options are exercisable at $1.25 per share for a period of four (4) years expiring on May 3, 2011.

(6)

Mr. Dammeyer received 200,000 options on May 4, 2007 in consideration of his services as a Director of the Company. The 200,000 options are exercisable at $1.25 per share for a period of four (4) years expiring on May 3, 2011. Additionally, Mr. Dammeyer received 9,600 shares of our common stock as twelve months of stock compensation for serving as the Chairman of the Audit Committee.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Goran Blagojevic Via Carlo Ederle 5 37126 Verona, Italy	1,124,375 (3)	5.1%
West Coast Asset Management, Inc. (4) 2151 Alessandro Drive, #100 Ventura, CA 93001	5,000,000	22.5%
Enable Growth Partners LP. (5) Enable Capital Management Mitchell S. Levine One Ferry Building, Suite 225 San Francisco, CA 94111	2,000,000	9.0%
Beneficial Owners as a Group	8,124,375	36.6%
1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

2.	Rounded to the nearest tenth of a percent.
3.	Of the 1,124,375 shares, 724,375 are jointly owned with Marijana Blagojevic.
4.	West Coast Asset Management, Inc. has shared voting power and shared investment power with respect to all the shares reported as beneficially owned.
5.

Enable Capital Management, as general and investment manager of Enable Growth Partners LP and Enable Opportunity Partners LP, may be deemed to have the power to direct the voting or disposition of shares of common stock held by Enable growth Partners LP (1,500,000 shares of common stock) and Enable Opportunity Partners LP (500,000 shares of common stock). Therefore, Energy Capital Management, as Enable Growth Partners LP’s and Enable Opportunity Partners LP’s general partner and investment manager, and Mitchell S. Levine, as managing member and majority owner of Enable Capital Management, may be deemed to beneficially own the shares of common stock owned by Enable Growth Partners LP and Enable Opportunity Partners LP.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this proxy they were all current in there filings.

PROPOSAL 2. RATIFICATION OF ENERJEX’S AMENDED AND RESTATED 2002-2003 STOCK OPTION PLAN

2002-2003 Stock Option Plan

On August 1, 2002, EnerJex’s Board of Directors established the 2002-2003 Stock Option Plan, (the “2002-2003 Plan”). On May 4, 2007, the Governance, Compensation and Nominating Committee amended and restated the 2002-2003 plan (the “Amended Stock Plan”), which is the plan we are asking stockholders to ratify at the annual meeting.

EnerJex’s Board of Directors determined that it would be in the best interests of EnerJex to adopt and approve a long term stock incentive plan which will provide employees, officers, directors, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase the earnings and stockholder value of EnerJex. EnerJex expects that equity based incentives will comprise an important part of future compensation packages needed to attract qualified executives, key employees, directors and consultants to EnerJex. Stockholder ratification of the Amended Stock Plan is expected to ensure that EnerJex will have long term equity based incentives and rewards to issue to its future employees as well as to help ensure, to the extent possible, the tax deductibility by EnerJex of awards under the Amended Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Code, among other things, provides certain tax advantages to persons granted stock options under a qualifying “incentive stock option plan.” In order to take advantage of the favorable tax attributes associated with such options that may be granted under the Amended Stock Plan, it is proposed that the stockholders ratify the Amended Stock Plan.

Purpose

The purpose of the 2002-2003 Plan is to enhance the long-term stockholder value of EnerJex by offering opportunities to EnerJex’s directors, employees, officers, consultants and independent contractors (collectively the “Participants”) of EnerJex and its subsidiaries to acquire and maintain stock ownership in EnerJex. The plan seeks to accomplish this purpose by enabling specified persons to purchase shares of common stock of EnerJex, thereby increasing their proprietary interest in EnerJex’s success and encouraging them to remain in the employ or service of EnerJex.

Administration and Eligibility

The Amended Stock Plan is required to be administered by a “Committee”, which will consist of EnerJex’s entire Board of Directors or the Governance, Compensation and Nominating Committee. The Committee has the exclusive authority, in its discretion, to (i) construe and interpret the Amended Stock Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Amended Stock Plan and to define terms therein, (ii) prescribe, amend and rescind rules and regulations relating to administration of the Amended Stock Plan, (iii) determine the purchase price of the shares covered by each option and the method of payment of such price, individuals to whom, and the time or times at which, options shall be granted and exercisable and the number of shares covered by each option, (iv) determine the terms and provisions of the respective option agreements (which need not be identical), (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Amended Stock Plan, and (vi) make all other determination necessary or advisable to the administration of the Amended Stock Plan.

The Committee’s determination on matters referred to above will be conclusive and binding on all parties involved or affected.

In general, only officers, employees, and directors who are also employees of EnerJex or any subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees, and directors (whether or not they are also employees) of EnerJex or any subsidiary, as well as consultants, independent contractors or other service providers shall be eligible to receive grants or Nonqualified Options. The Committee from time to time will determine and designate to who options may be granted. All such designations will be made at the discretion of the Committee.

Stock Subject to the Amended Stock Plan

Options that are eligible for grant under the Amended Stock Plan to Participants include incentive stock options, whereby the granting of such options to Participants will be with the intention that the options qualify as “incentive stock options” as defined by Section 422 of the Code or as non-qualified options, whereby such options granted to Participants would not otherwise qualify under Section 422 of the Code. The Amended Stock Plan provides that a maximum of Five Million (5,000,000) shares of common stock are available for grant as awards under the Amended Stock Plan.

1,350,000 options had been previously granted under the 2002-2003 Plan and as of January 2006, the 1,350,000 options granted under this plan expired and were again available for issuance under the Amended Stock Plan. As of March 31, 2007, we granted 300,000 options to our former CFO and subsequently on May 4, 2007, we granted an additional 1,025,000 options.

The 1,025,000 options were granted to the following persons:

Person Issued to	No. of Options	Exercise Price	Term
Daran Dammeyer, Director	200,000	$1.25	4 Years
Robert (Bob) Wonish, Director	200,000	$1.25	4 Years
Darrel Palmer, Director	200,000	$1.25	4 Years
Mark Haas, Service provider	300,000	$1.25	4 Years
Brad Kramer, Employee	75,000	$1.25	4 Years
Maureen Elton, Employee	50,000	$1.25	4 Years
Total:	1,025,000

Terms of Stock Option Awards

The Committee has the authority in its sole discretion to grant stock option awards as incentive stock options or non-qualified stock options, as appropriate. The following are a summary of terms that will apply to any stock option awards granted under the Amended Stock Plan, unless otherwise amended or decided upon by the Committee:

a.

Exercise price per share for each share a Participant is entitled to purchase under a nonqualified option will be determined by the Committee. The exercise price per share for each share a Participant is entitled to purchase under an incentive stock option shall be determined by the Committee but will not be less than Fair Market Value Per Share on the grant date. However, Incentive Stock Options issues to 10% or more holders hall be issued at no less than 110% of Fair Market Value.

b.

The consideration to be paid for the shares to be issued upon the exercise of an option shall be determined by the Committee and may consist of cash, shares of EnerJex’s common stock, such other cashless basis, or such other consideration and method permitted under the applicable state and federal laws.

c.

Each option granted shall be exercisable at such times and under conditions determined by the Committee. However, in no event, shall an option be exercisable after 10 years from the grant date or 5 years from the grant date if the Participant owns more than 10% of the total combined voting power of all classes of stock of EnerJex or its subsidiaries on the grant date.

d.

If a Participant ceases to be employed by EnerJex for any reason other than disability or cause, Participant’s options will expire no later than 6 months thereafter. During those six months, Participant may exercise any option granted to him but only those that were exercisable on the date of termination.

e.

If a Participant ceases to be employed by EnerJex due to a disability, as defined by the Section 22(e)(3) of the Code, the Participant’s options will expire no later than 1 year thereafter. During that year, Participant may exercise any option granted but only those that were exercisable on the date termination due to the disability.

f.

If a Participant is terminated from EnerJex for cause (as defined in the Amended Stock Plan), the Participant’s options shall expire immediately, unless the Committee in its sole discretion within 30 days of such termination waive the expiration through written notice to the Participant.

To the extent that the right to purchase shares under a stock option award has vested, in order to exercise the stock option the Participant must execute and deliver to EnerJex a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Committee. In addition, the full exercise price of the option must be delivered to EnerJex and must be paid in a form acceptable to the Committee.

The exact terms of the option granted will be contained in an option agreement between EnerJex and the person to whom such option was granted. Option will become exercisable by the participants in such amounts and at such times as determined by the Committee in each individual grant. Options are not transferable except by will or by the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant.

Adjustments

In the event in which EnerJex’s outstanding shares are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without consideration being received by EnerJex, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise then the following will occur: (i) appropriate and proportionate adjustments will be made to the number and kind of shares and exercise price for the shares granted under the Amended Stock Plan, (ii) appropriate and proportionate adjustments will be made to the number and kind of and exercise price for the shares then outstanding under the Amended Stock Plan, and (iii) appropriate amendments to the Option Agreements will be executed by EnerJex and the Participant if the Committee determines is necessary to reflect the adjustments.

Amendment and Termination of Plan

The Committee may at any time discontinue granting options under the Amended Stock Plan or otherwise suspend, amend, or terminate the Amended Stock Plan and may with the consent of the Participant make such modification of the terms and conditions of Participant’s option as permitted under the Amended Stock Plan. The Committee shall not have authority to make any amendment or modification to the Amended Stock Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the plan, either in the aggregate or by the Participant, (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options, (iii) extend the terms of the Amended Stock Plan or the maximum option period, (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased Incentive Stock Options that were granted under the Amended Stock Plan, or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Section 422A of the Code.

An amendment or modification shall be considered adopted as of the date of the Committee’s action effecting such amendment or modification and will be effective immediately, unless otherwise provided, and subject to the approval within 12 months before or after the effective date by the shareholders with respect to Incentive Stock Options and by any appropriate governmental agency.

Certain Federal Income Tax Consequences

Non-Qualified Stock Options

The grant of Non-Qualified Stock Options generally will not be a taxable event to a Participant under the United States federal income tax laws so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Amended Stock Plan should not have a readily available fair market value because they are not actively traded on an established securities market, are not transferable and will have more than a nominal exercise price. Accordingly, the Participant will not likely be subject to any income tax consequences with respect to the granting of a Non-Qualified Stock Option unless and until the option is exercised.

Upon the exercise of the a Non-Qualified Stock Option, the Participant will generally have to recognize ordinary compensation income equal to the difference between the exercise price and the fair market value of EnerJex’s common stock on the date of exercise. However, if the shares to be received upon exercise of the Non-Qualified Stock Option are subject to restrictions, the Participant may not have to recognize income upon exercise, and may be able to defer recognition until the shares have vested.

Incentive Stock Options

As with Non-Qualified Stock Options, generally there will not be any tax consequences to a Participant upon the grant of an Incentive Stock Option. However, unlike Non-Qualified Stock Options, Participants will generally not be required to recognize income upon the exercise of an Incentive Stock Option. If the Participant holds the shares received upon exercise of an Incentive Stock Option for a minimum of two years from the grant date and for a minimum of one year after exercise, then any gain recognized by the Participant upon disposition of the shares will generally be treated as a capital gain. If the Participant holds the shares for less than this period, then a portion of the gain, equal to the differences between the fair market value of the shares on the date the option was exercised and the exercise price of the shares, will be treated as ordinary income. The remaining portion of the gain will be treated as a capital gain. Any loss recognized upon disposition will generally be characterized as a capital loss.

Effective Date of Plan

The original effective date is August 1, 2002 and on May 4, 2007, the Governance, Compensation, and Nominating Committee amended and restated the stock option plan (entitled the Millennium Plastics Corporation 2002/2003 Stock Option Plan) to change the title page to the “EnerJex Resources, Inc. Stock Option Plan” and to increase the number of shares issuable to 5,000,000. If EnerJex’s stockholders do not ratify the Amended Stock Plan within 12 months after it was adopted by the Board of Directors, any incentive stock options granted under the Amended Stock Plan will be treated as Non-Qualified Stock Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 3. REAFFIRM THE APPOINTMENT OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR

Our Board of Directors has selected Weaver & Martin, LLC to serve as EnerJex’s independent auditor for the current fiscal year, and the Board is asking stockholders to reaffirm that selection. Although current law, rules and regulations require EnerJex’s independent auditor to be engaged, retained and supervised by Board of Directors, the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Weaver & Martin for reaffirmation by stockholders as a matter of good corporate practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Weaver & Martin LLC. served as EnerJex’s principal independent public accountants for fiscal year 2007. Representatives from that firm will not be present at the meeting of stockholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to EnerJex for the year ending March 31, 2007 by Weaver & Martin LLC. were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by Weaver & Martin, LLC, for the audit of our annual financial statements and review of the financial statements included in our Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years ended March 31, 2007 and 2006 were $46,079 and $12,758, respectively.

Audit-Related Fees

The aggregate fees billed by Weaver & Martin LLC for professional services rendered for audit related fees for the Form 8-K for fiscal years ended March 31, 2007 and 2006 were $10,340 and $-0-.

Tax Fees

There were no fees billed by Weaver & Martin LLC for professional services to be rendered for tax fees for fiscal years ended March 31, 2007 and March 31, 2006.

All Other Fees

The aggregate fees for professional services for audit related services relating to the Registration Statement on Form SB-2 for fiscal year 2007 was $2,500. There were no other fees to be billed by Weaver & Martin LLC for the fiscal year 2007 other than the fees described herein and above.

Audit Committee Policies and Procedures

As of March 31, 2007, EnerJex did not have an audit committee.

Board of Directors acting as Audit Committee

As of March 31, 2007, EnerJex did not have an audit committee, therefore, its entire Board of Directors served as the Audit Committee, which complied with the requirement to engage and approve in advance the audit of EnerJex’s financial statements and had approved of Weaver & Martin, LLC. as our independent auditors for the year ending March 31, 2007. The requirement that the Board, acting as the Audit Committee, pre-approve certain engagements by our independent auditors became effective as of May 6, 2003, or thereafter as set forth in new SEC rules, and EnerJex has not engaged our independent auditors for any work other than the audit of our financial statements since such requirement became effective.

On May 4, 2007, EnerJex’s board of directors established and appointed members of the Board to the Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is comprised of two directors; Mr. Dammeyer (Chairman) and Mr. Palmer. Currently, none of the members of the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Section 121B(2)(c) of the American Stock Exchange Company and Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder. The Audit Committee held one meeting since being established.

OTHER MATTERS

As of the date of this statement our management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which EnerJex did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this Proxy Statement to Stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by EnerJex.

Annual Report

A copy of the 2007 Form 10-KSB report as required to be filed with the Securities and Exchange Commission, excluding exhibits, is attached hereto and will be mailed to stockholders without charge upon written request to: Steve Cochennet, President, EnerJex Resources, Inc., 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of EnerJex on July 20, 2007. Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specified fees. The 2007 Form 10-KSB is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting must be received by EnerJex by May 31, 2008. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the 2008 Annual Meeting without including such proposal in EnerJex’s proxy statement must provide EnerJex notice of such proposal no later than March 31, 2008. EnerJex reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the Board of Directors

Steve Cochennet,

Chairman

Overland Park, Kansas

August ___, 2007

ENERJEX RESOURCES, INC.

PROXY

Annual Meeting of Stockholders

September 4, 2007

The undersigned appoints Steve Cochennet, Chairman of EnerJex Resources, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of stockholders of EnerJex Resources, Inc., to be held September 4, 2007, beginning at 2:00 p.m., Central Time, at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated August ___, 2007, a copy of which has been received by the undersigned, as follows:

1. Election of directors, to serve until the next Annual Meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):
	FOR	AGAINST	ABSTAIN
Steve Cochennet	☐	☐	☐
Robert (Bob) G. Wonish	☐	☐	☐
Daran G. Dammeyer	☐	☐	☐
Darrel G. Palmer	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of EnerJex Resources, Inc.’s 2002-2003 Stock Option Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Reaffirmation of Weaver & Martin, LLC as auditors for the next year.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2007	Number of Shares ________________

Please sign exactly as

your name appears on

your stock certificate(s).
If your stock is issued in	Signature

the names of two or more                                                   Print Name Here:

persons, all of them must

sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO AUGUST ____, 2007.

Mail To: EnerJex Resources, Inc.,

7300 W. 110th, 7th Floor, Overland Park, Kansas 66210